SECURITIES AND EXCHANGE COMMISSION
           Washington, D.C. 20549


                     FORM 8-K
                  CURRENT REPORT

        PURSUANT TO SECTION 13 OR 15(d)
   OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 2, 2013


             SCIENTIFIC INDUSTRIES, INC.
_________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	    000-6658        04-2217279
___________	  ____________	  __________________
(State or other   (Commission    (IRS Employer No.)
jurisdiction of    File Number)
incorporation)

                   70 Orville Drive
                Bohemia, New York 11716
__________________________________________________
   (Address of principal executive offices)


                   (631) 567-4700
__________________________________________________
Registrant's telephone number, including area code


                    Not Applicable
__________________________________________________
(Former name or former address,
if changed since last report)


ITEM 8.01.	OTHER EVENTS

Registrant announced on December 2, 2013 that it has agreed in principle with a privately held corporation to acquire its laboratory and pharmacy balance and digital scale business, including the Torbal DrX3 mechanical scale.

Consummation of this acquisition will be subject to satisfaction of specific conditions, including the execution of a purchase agreement, a long term employment agreement with its principal officer, a long term supply agreement with its supplier of its digital scales and related products and satisfactory results of the Company's due diligence. The anticipated total purchase price will be approximately $1,700,000 payable in cash, shares of the Company's common stock, and commissions on future sales of the products through the year ending June 30, 2017. No assurance can be given that a purchase agreement will be executed or that the proposed purchase will be effected.


ITEM 9.01  Financial Statements and Exhibits

(a) and (b) not applicable

(c) Exhibits

Exhibit No.            Exibit
___________            _____________________________
10A-1                  Copy of Press Release.




                            SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   SCIENTIFIC INDUSTRIES, INC.
                                   (Registrant)


Date:	December 2, 2013
			           By: /s/ Helena R. Santos

			           Helena R. Santos,
			           President and Chief Executive
 			           Officer